Exhibit 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Solidion Technology, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share, each underlying the Series C Warrants	457(g)	123,076,923	$0.3274	(2)	$40,295,384.59	0.000153100	$6169.22
	Equity	Common Stock, $0.0001 par value per share, each underlying the Series D Warrants (Primary Offering)(2)	457(g)	49,320,990	0.0001	(3)	$4,932.10	0.000153100	$0.76
	Equity	Common Stock, $0.0001 par value per share (Secondary Offering)	457(c)	121,060,056	0.35	(4)	$42,371,019.60	0.000153100	$6,487.00
Fees Previously Paid	—	—	—	—	—		—	—	—
			Total Offering Amounts				$82,671,336.29		$12,656.98
			Total Fees Previously Paid						$—
			Total Fee Offsets						$—
			Net Fees Due						$12,656.98

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Reflects the shares of Common Stock that may be issued upon exercise of the Series C Warrants at an exercise price of $0.3274 per share of Common Stock.

(3)	Reflects the shares of Common Stock that may be issued upon exercise of the Series D Warrants at an exercise price of $0.0001 per share of Common Stock.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on September 19, 2024, such date being within five business days of the date that this Registration Statement was filed with the SEC.